Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS THIRD QUARTER 2025 RESULTS

DOWNERS GROVE, Ill., October 23, 2025 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the third quarter ended September 30, 2025. All comparisons are to the comparable period of the prior fiscal year, unless otherwise noted.

	Three Months Ended September 30,			Nine Months Ended September 30,
($ in millions, except per share data)	2025	2024	% Change*	2025	2024	% Change*
U.S. GAAP
Revenue	$2,078	$1,984	5%	$5,993	$5,816	3%
Earnings from continuing operations	303	313	(3)%	823	1,162	(29)%
Diluted EPS from continuing operations	2.20	2.26	(3)%	5.96	8.37	(29)%

Non-GAAP
Organic revenue change			1%			1%
Adjusted earnings from continuing operations [1]	361	314	15%	981	846	16%
Adjusted diluted EPS from continuing operations	2.62	2.27	15%	7.10	6.09	17%
1 Q3 and year-to-date 2025 and 2024 adjusted earnings from continuing operations exclude after-tax purchase accounting expenses, restructuring and other costs, and (gain) loss on dispositions.
* Change may be impacted by rounding.

For the quarter ended September 30, 2025, Dover generated revenue of $2.1 billion, an increase of 5% (+1% organic). GAAP earnings from continuing operations of $303 million decreased 3%, and GAAP diluted EPS from continuing operations of $2.20 was down 3%. On an adjusted basis, earnings from continuing operations of $361 million were up 15% and adjusted diluted EPS from continuing operations of $2.62 was up 15%.

For the nine months ended September 30, 2025, Dover generated revenue of $6.0 billion, an increase of 3% (+1% organic). GAAP earnings from continuing operations of $823 million decreased by 29%, and GAAP diluted EPS from continuing operations of $5.96 was down 29%, both principally due to the gain on the disposition of De-Sta-Co in the comparable period of the prior year. On an adjusted basis, earnings from continuing operations of $981 million increased 16%, and adjusted diluted EPS from continuing operations of $7.10 was up 17%.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover's President and Chief Executive Officer, Richard J. Tobin, said, "We are pleased with Dover’s third quarter results. Top line performance in the quarter was driven by broad-based shipment growth in short cycle components, continued strength across our secular-growth end markets, and outperformance from recently-closed acquisitions. These gains more than offset near-term headwinds in two capital goods-exposed end markets, vehicle aftermarket and refrigerated door cases, each of which we expect to improve through the balance of the year.

"Order trends continued to post positive momentum, providing good visibility for the fourth quarter and into next year. Margin performance in the quarter was exemplary, with a record consolidated segment margin, a result of the positive mix impact from our growth platforms, solid execution, and our rigorous cost containment and productivity actions.

"Capital deployment remains a key driver of our double-digit earnings growth. This year we have increased our investments in high-ROI capital projects focused on productivity and capacity expansions as well as targeted footprint optimization. During the quarter we announced that our Anthony® glass door manufacturing operations will transition from Sylmar, CA to our existing Hillphoenix® refrigerated case manufacturing site in Richmond, VA, a move we expect to deliver meaningful cost savings and operational efficiencies over the next 18 months. Our balance sheet strength remains an advantage that provides flexibility and attractive optionality as we pursue value-creating bolt-on acquisitions and opportunistic capital return strategies.

"We have a constructive outlook for the remainder of 2025. Despite some macroeconomic uncertainty, underlying end market demand is healthy across much of the portfolio and is supported by our sustained order growth. As a result, we are increasing our full year adjusted EPS guidance from $9.35-$9.55 to $9.50-$9.60."

FULL YEAR 2025 GUIDANCE:

In 2025, Dover expects to generate GAAP EPS from continuing operations in the range of $8.06 to $8.16 (adjusted EPS from continuing operations of $9.50 to $9.60), based on full year revenue growth of 4% to 6%.

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its third quarter results at 9:30 A.M. Eastern Time (8:30 A.M. Central Time) on Thursday, October 23, 2025. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover's results and its operating segments can be found on the Company's website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $7 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 70 years, our team of approximately 24,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV."

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, "forward-looking" statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company's control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate; supply chain constraints and labor shortages that could result in production stoppages; inflation in material input costs and freight logistics; the impacts of natural or human-induced disasters, acts of war, terrorism, international conflicts, and public health crises on the global economy and on our customers, suppliers, employees, business and cash flows; changes in customer demand and capital spending; competitive factors and pricing pressures; our ability to develop and launch new products in a cost-effective manner; changes in law, including the effect of tax laws and developments with respect to trade policy and tariffs; our ability to identify, consummate and successfully integrate and realize synergies from newly acquired businesses; acquisition valuation levels; the impact of interest rate and currency exchange rate fluctuations; capital allocation plans and changes in those plans, including with respect to dividends, share repurchases, investments in research and development, capital expenditures and acquisitions; our ability to effectively deploy capital resulting from dispositions; our ability to derive expected benefits from restructurings, productivity initiatives and other cost reduction actions; the impact of legal compliance risks and litigation, including with respect to product quality and safety, cybersecurity and privacy; and our ability to capture and protect intellectual property rights. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - THIRD QUARTER 2025

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$2,077,841	$1,983,542	$5,993,492	$5,816,043
Cost of goods and services	1,244,247	1,220,355	3,596,136	3,603,146
Gross profit	833,594	763,187	2,397,356	2,212,897
Selling, general and administrative expenses	456,441	429,570	1,369,297	1,301,606
Operating earnings	377,153	333,617	1,028,059	911,291
Interest expense	27,239	34,128	81,638	102,867
Interest income	(17,804)	(5,176)	(55,993)	(14,013)
Gain on dispositions	—	(68,633)	(4,644)	(597,913)
Other income, net	(18,525)	(13,032)	(26,663)	(33,016)
Earnings before provision for income taxes	386,243	386,330	1,033,721	1,453,366
Provision for income taxes	82,951	73,434	211,058	291,781
Earnings from continuing operations	303,292	312,896	822,663	1,161,585
(Loss) earnings from discontinued operations, net	(1,296)	34,204	(10,782)	99,558
Net earnings	$301,996	$347,100	$811,881	$1,261,143

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2025				2024
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2024
Basic (loss) earnings per share:
Continuing operations	$1.74	$2.04	$2.21	$5.99	$4.33	$1.79	$2.28	$8.42	$1.74	$10.16
Discontinued operations	$(0.06)	$(0.01)	$(0.01)	$(0.08)	$0.22	$0.26	$0.25	$0.72	$8.73	$9.42
Net earnings	$1.68	$2.03	$2.20	$5.92	$4.55	$2.05	$2.53	$9.14	$10.47	$19.58

Diluted (loss) earnings per share:
Continuing operations	$1.73	$2.03	$2.20	$5.96	$4.30	$1.78	$2.26	$8.37	$1.72	$10.09
Discontinued operations	$(0.06)	$(0.01)	$(0.01)	$(0.08)	$0.22	$0.25	$0.25	$0.72	$8.66	$9.35
Net earnings	$1.67	$2.02	$2.19	$5.88	$4.52	$2.04	$2.51	$9.08	$10.38	$19.45

Net (loss) earnings and weighted average shares used in calculated (loss) earnings per share amounts are as follows:
Continuing operations	$239,241	$280,130	$303,292	$822,663	$602,102	$246,587	$312,896	$1,161,585	$238,383	$1,399,968
Discontinued operations	(8,420)	(1,066)	(1,296)	(10,782)	30,119	35,235	34,204	99,558	1,197,600	1,297,158
Net earnings	$230,821	$279,064	$301,996	$811,881	$632,221	$281,822	$347,100	$1,261,143	$1,435,983	$2,697,126

Weighted average shares outstanding:
Basic	137,267	137,226	137,236	137,254	139,051	137,443	137,251	137,913	137,205	137,735
Diluted	138,260	137,974	138,029	138,099	139,869	138,404	138,223	138,830	138,298	138,696

Dividends paid per common share	$0.515	$0.515	$0.52	$1.55	$0.51	$0.51	$0.515	$1.54	$0.515	$2.05

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2025				2024
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2024
REVENUE
Engineered Products	$254,646	$275,944	$279,705	$810,295	$332,820	$285,297	$296,117	$914,234	$288,223	$1,202,457
Clean Energy & Fueling	491,148	546,097	541,368	1,578,613	445,053	463,014	500,685	1,408,752	528,032	1,936,784
Imaging & Identification	280,090	292,009	299,100	871,199	276,806	287,593	283,966	848,365	288,800	1,137,165
Pumps & Process Solutions	493,573	520,554	550,920	1,565,047	465,729	477,239	472,463	1,415,431	479,135	1,894,566
Climate & Sustainability Technologies	347,888	416,151	408,529	1,172,568	364,292	436,706	431,127	1,232,125	347,524	1,579,649
Intersegment eliminations	(1,286)	(1,163)	(1,781)	(4,230)	(981)	(1,067)	(816)	(2,864)	(1,848)	(4,712)
Total consolidated revenue	$1,866,059	$2,049,592	$2,077,841	$5,993,492	$1,883,719	$1,948,782	$1,983,542	$5,816,043	$1,929,866	$7,745,909

EARNINGS FROM CONTINUING OPERATIONS
Segment Earnings:
Engineered Products	$44,114	$53,511	$57,483	$155,108	$62,532	$52,095	$56,621	$171,248	$59,989	$231,237
Clean Energy & Fueling	85,644	107,771	118,665	312,080	69,675	87,536	99,536	256,747	103,246	359,993
Imaging & Identification	77,575	76,937	81,772	236,284	69,959	75,786	77,247	222,992	78,715	301,707
Pumps & Process Solutions	151,275	159,504	168,565	479,344	118,737	137,217	138,277	394,231	142,375	536,606
Climate & Sustainability Technologies	52,119	77,262	76,002	205,383	50,759	79,127	76,015	205,901	44,974	250,875
Total segment earnings	410,727	474,985	502,487	1,388,199	371,662	431,761	447,696	1,251,119	429,299	1,680,418
Purchase accounting expenses [1]	49,104	51,123	59,381	159,608	44,187	44,332	48,356	136,875	49,366	186,241
Restructuring and other costs [2]	9,397	23,210	15,913	48,520	23,971	11,590	16,581	52,142	32,841	84,983
(Gain) loss on dispositions [3]	(2,468)	(2,176)	—	(4,644)	(529,943)	663	(68,633)	(597,913)	115	(597,798)
Corporate expense / other [4]	51,959	41,875	31,515	125,349	42,159	39,526	36,110	117,795	38,168	155,963
Interest expense	27,608	26,791	27,239	81,638	36,365	32,374	34,128	102,867	28,304	131,171
Interest income	(20,254)	(17,935)	(17,804)	(55,993)	(4,756)	(4,081)	(5,176)	(14,013)	(23,145)	(37,158)
Earnings before provision for income taxes	295,381	352,097	386,243	1,033,721	759,679	307,357	386,330	1,453,366	303,650	1,757,016
Provision for income taxes	56,140	71,967	82,951	211,058	157,577	60,770	73,434	291,781	65,267	357,048
Earnings from continuing operations	$239,241	$280,130	$303,292	$822,663	$602,102	$246,587	$312,896	$1,161,585	$238,383	$1,399,968

SEGMENT EARNINGS MARGIN
Engineered Products	17.3%	19.4%	20.6%	19.1%	18.8%	18.3%	19.1%	18.7%	20.8%	19.2%
Clean Energy & Fueling	17.4%	19.7%	21.9%	19.8%	15.7%	18.9%	19.9%	18.2%	19.6%	18.6%
Imaging & Identification	27.7%	26.3%	27.3%	27.1%	25.3%	26.4%	27.2%	26.3%	27.3%	26.5%
Pumps & Process Solutions	30.6%	30.6%	30.6%	30.6%	25.5%	28.8%	29.3%	27.9%	29.7%	28.3%
Climate & Sustainability Technologies	15.0%	18.6%	18.6%	17.5%	13.9%	18.1%	17.6%	16.7%	12.9%	15.9%
Total segment earnings margin	22.0%	23.2%	24.2%	23.2%	19.7%	22.2%	22.6%	21.5%	22.2%	21.7%

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[2] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[3] (Gain) loss on dispositions, including post-closing adjustments.
[4] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital and IT overhead costs, deal related expenses and various administrative expenses relating to the corporate headquarters.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)
Non-GAAP Reconciliations

	2025				2024
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2024
Adjusted earnings from continuing operations:
Earnings from continuing operations	$239,241	$280,130	$303,292	$822,663	$602,102	$246,587	$312,896	$1,161,585	$238,383	$1,399,968
Purchase accounting expenses, pre-tax [1]	49,104	51,123	59,381	159,608	44,187	44,332	48,356	136,875	49,366	186,241
Purchase accounting expenses, tax impact [2]	(10,919)	(11,367)	(14,067)	(36,353)	(9,711)	(9,760)	(10,633)	(30,104)	(10,911)	(41,015)
Restructuring and other costs, pre-tax [3]	9,397	23,210	15,913	48,520	23,971	11,590	16,581	52,142	32,841	84,983
Restructuring and other costs, tax impact [2]	(1,887)	(4,642)	(3,230)	(9,759)	(4,734)	(2,479)	(3,465)	(10,678)	(6,864)	(17,542)
(Gain) loss on dispositions, pre-tax [4]	(2,468)	(2,176)	—	(4,644)	(529,943)	663	(68,633)	(597,913)	115	(597,798)
(Gain) loss on dispositions, tax-impact [2]	689	435	—	1,124	114,973	(144)	18,889	133,718	1,695	135,413
Adjusted earnings from continuing operations	$283,157	$336,713	$361,289	$981,159	$240,845	$290,789	$313,991	$845,625	$304,625	$1,150,250

Adjusted diluted earnings per share from continuing operations:
Diluted earnings per share from continuing operations	$1.73	$2.03	$2.20	$5.96	$4.30	$1.78	$2.26	$8.37	$1.72	$10.09
Purchase accounting expenses, pre-tax [1]	0.36	0.37	0.43	1.16	0.32	0.32	0.35	0.99	0.36	1.34
Purchase accounting expenses, tax impact [2]	(0.08)	(0.08)	(0.10)	(0.26)	(0.07)	(0.07)	(0.08)	(0.22)	(0.08)	(0.30)
Restructuring and other costs, pre-tax [3]	0.07	0.17	0.12	0.35	0.17	0.08	0.12	0.38	0.24	0.61
Restructuring and other costs, tax impact [2]	(0.01)	(0.03)	(0.02)	(0.07)	(0.03)	(0.02)	(0.03)	(0.08)	(0.05)	(0.13)
(Gain) loss on dispositions, pre-tax [4]	(0.02)	(0.02)	—	(0.03)	(3.79)	—	(0.50)	(4.31)	—	(4.31)
(Gain) loss on dispositions, tax-impact [2]	—	—	—	0.01	0.82	—	0.14	0.96	0.01	0.98
Adjusted diluted earnings per share from continuing operations	$2.05	$2.44	$2.62	$7.10	$1.72	$2.10	$2.27	$6.09	$2.20	$8.29

[1] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period. The tax impact of the (gain) loss on dispositions in Q4 2024 reflects updated tax information related to a Q3 2024 disposition.

[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges. Q3 2025 and YTD 2025 include other costs of $1.8 million and $3.3 million, respectively, associated with a footprint reduction within our Climate & Sustainability Technologies segment. YTD 2025 also includes other costs of $4.0 million associated with a product line exit within our Climate & Sustainability Technologies segment. Q1 2024 and FY 2024 include $3.4 million of non-cash asset impairment charges for our Climate & Sustainability Technologies segment.

[4] (Gain) loss on dispositions represents a $529.9 million gain recorded during Q1 2024 and a $0.7 million loss and $1.1 million gain recorded as post-closing adjustments in Q2 2024 and Q4 2024, respectively, on the disposition of De-Sta-Co in the Engineered Products segment. Additionally, a gain of $68.6 million was recorded in Q3 2024 and a $1.2 million post-closing adjustment (reduction to the gain) in Q4 2024 on the disposition of a minority owned equity method investment in the Climate & Sustainability Technologies segment.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED SEGMENT EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2025				2024
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2024
ADJUSTED SEGMENT EBITDA

Engineered Products:
Segment earnings	$44,114	$53,511	$57,483	$155,108	$62,532	$52,095	$56,621	$171,248	$59,989	$231,237
Other depreciation and amortization [1]	4,800	5,141	5,736	15,677	4,785	4,778	4,829	14,392	4,867	19,259
Adjusted segment EBITDA [2]	48,914	58,652	63,219	170,785	67,317	56,873	61,450	185,640	64,856	250,496
Adjusted segment EBITDA margin [2]	19.2%	21.3%	22.6%	21.1%	20.2%	19.9%	20.8%	20.3%	22.5%	20.8%

Clean Energy & Fueling:
Segment earnings	$85,644	$107,771	$118,665	$312,080	$69,675	$87,536	$99,536	$256,747	$103,246	$359,993
Other depreciation and amortization [1]	8,578	8,961	8,582	26,121	7,921	7,627	8,310	23,858	8,118	31,976
Adjusted segment EBITDA [2]	94,222	116,732	127,247	338,201	77,596	95,163	107,846	280,605	111,364	391,969
Adjusted segment EBITDA margin [2]	19.2%	21.4%	23.5%	21.4%	17.4%	20.6%	21.5%	19.9%	21.1%	20.2%

Imaging & Identification:
Segment earnings	$77,575	$76,937	$81,772	$236,284	$69,959	$75,786	$77,247	$222,992	$78,715	$301,707
Other depreciation and amortization [1]	4,093	4,229	4,091	12,413	3,733	3,271	3,905	10,909	3,739	14,648
Adjusted segment EBITDA [2]	81,668	81,166	85,863	248,697	73,692	79,057	81,152	233,901	82,454	316,355
Adjusted segment EBITDA margin [2]	29.2%	27.8%	28.7%	28.5%	26.6%	27.5%	28.6%	27.6%	28.6%	27.8%

Pumps & Process Solutions:
Segment earnings	$151,275	$159,504	$168,565	$479,344	$118,737	$137,217	$138,277	$394,231	$142,375	$536,606
Other depreciation and amortization [1]	12,601	13,131	14,256	39,988	12,139	12,637	12,651	37,427	12,623	50,050
Adjusted segment EBITDA [2]	163,876	172,635	182,821	519,332	130,876	149,854	150,928	431,658	154,998	586,656
Adjusted segment EBITDA margin [2]	33.2%	33.2%	33.2%	33.2%	28.1%	31.4%	31.9%	30.5%	32.3%	31.0%

Climate & Sustainability Technologies:
Segment earnings	$52,119	$77,262	$76,002	$205,383	$50,759	$79,127	$76,015	$205,901	$44,974	$250,875
Other depreciation and amortization [1]	7,325	7,605	7,558	22,488	7,275	7,220	7,048	21,543	7,596	29,139
Adjusted segment EBITDA [2]	59,444	84,867	83,560	227,871	58,034	86,347	83,063	227,444	52,570	280,014
Adjusted segment EBITDA margin [2]	17.1%	20.4%	20.5%	19.4%	15.9%	19.8%	19.3%	18.5%	15.1%	17.7%

Total Segments:
Total segment earnings [2,3]	$410,727	$474,985	$502,487	$1,388,199	$371,662	$431,761	$447,696	$1,251,119	$429,299	$1,680,418
Other depreciation and amortization [1]	37,397	39,067	40,223	116,687	35,853	35,533	36,743	108,129	36,943	145,072
Total Adjusted segment EBITDA [2]	448,124	514,052	542,710	1,504,886	407,515	467,294	484,439	1,359,248	466,242	1,825,490
Total Adjusted segment EBITDA margin [2]	24.0%	25.1%	26.1%	25.1%	21.6%	24.0%	24.4%	23.4%	24.2%	23.6%

[1] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.
[2] Refer to Non-GAAP Disclosures section for definition.
[3] Refer to Quarterly Segment Information section for reconciliation of total segment earnings to earnings from continuing operations.

DOVER CORPORATION
QUARTERLY EARNINGS FROM CONTINUING OPERATIONS TO ADJUSTED SEGMENT EBITDA RECONCILIATION (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2025				2024
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2024
Earnings from continuing operations	$239,241	$280,130	$303,292	$822,663	$602,102	$246,587	$312,896	$1,161,585	$238,383	$1,399,968
Provision for income taxes	56,140	71,967	82,951	211,058	157,577	60,770	73,434	291,781	65,267	357,048
Earnings before provision for income taxes	295,381	352,097	386,243	1,033,721	759,679	307,357	386,330	1,453,366	303,650	1,757,016
Interest income	(20,254)	(17,935)	(17,804)	(55,993)	(4,756)	(4,081)	(5,176)	(14,013)	(23,145)	(37,158)
Interest expense	27,608	26,791	27,239	81,638	36,365	32,374	34,128	102,867	28,304	131,171
Corporate expense / other [1]	51,959	41,875	31,515	125,349	42,159	39,526	36,110	117,795	38,168	155,963
(Gain) loss on dispositions [2]	(2,468)	(2,176)	—	(4,644)	(529,943)	663	(68,633)	(597,913)	115	(597,798)
Restructuring and other costs [3]	9,397	23,210	15,913	48,520	23,971	11,590	16,581	52,142	32,841	84,983
Purchase accounting expenses [4]	49,104	51,123	59,381	159,608	44,187	44,332	48,356	136,875	49,366	186,241
Total segment earnings [5]	410,727	474,985	502,487	1,388,199	371,662	431,761	447,696	1,251,119	429,299	1,680,418
Add: Other depreciation and amortization [6]	37,397	39,067	40,223	116,687	35,853	35,533	36,743	108,129	36,943	145,072
Total adjusted segment EBITDA [5]	$448,124	$514,052	$542,710	$1,504,886	$407,515	$467,294	$484,439	$1,359,248	$466,242	$1,825,490

[1] Certain expenses are maintained at the corporate level and not allocated to the segments. These expenses include executive and functional compensation costs, non-service pension costs, non-operating insurance expenses, shared business services and digital and IT overhead costs, deal related expenses and various administrative expenses relating to the corporate headquarters.

[2] (Gain) loss on dispositions, including post-closing adjustments.
[3] Restructuring and other costs relate to actions taken for headcount reductions, facility consolidations and site closures, product line exits, and other asset charges.
[4] Purchase accounting expenses are primarily comprised of amortization of intangible assets.
[5] Refer to Non-GAAP Disclosures section for definition.
[6] Other depreciation and amortization relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs.

DOVER CORPORATION
REVENUE GROWTH FACTORS AND ADJUSTED EPS GUIDANCE RECONCILIATIONS (NON-GAAP)
(unaudited)

Non-GAAP Reconciliations

Revenue Growth Factors

	2025
	Q3	Q3 YTD
Organic
Engineered Products	(7.0)%	(6.8)%
Clean Energy & Fueling	4.8%	4.9%
Imaging & Identification	3.0%	2.2%
Pumps & Process Solutions	5.6%	5.3%
Climate & Sustainability Technologies	(6.5)%	(5.4)%
Total Organic	0.5%	0.6%
Acquisitions	3.0%	2.8%
Dispositions	—%	(0.9)%
Currency translation	1.3%	0.6%
Total*	4.8%	3.1%
* Totals may be impacted by rounding.

	2025
	Q3	Q3 YTD
Organic
United States	1.6%	1.8%
Europe	1.1%	(0.8)%
Asia	(1.5)%	1.9%
Other Americas	(6.5)%	(9.0)%
Other	2.9%	10.8%
Total Organic	0.5%	0.6%
Acquisitions	3.0%	2.8%
Dispositions	—%	(0.9)%
Currency translation	1.3%	0.6%
Total*	4.8%	3.1%
* Totals may be impacted by rounding.

Adjusted EPS Guidance Reconciliation
	Range
2025 Guidance for Earnings per Share from Continuing Operations (GAAP)	$8.06		$8.16
Purchase accounting expenses, net		1.19
Restructuring and other costs, net		0.28
Gain on dispositions, net		(0.03)
2025 Guidance for Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$9.50		$9.60

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2025				2024
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2024
Net Cash Flows Provided By (Used In):
Operating activities	$157,474	$212,340	$424,245	$794,059	$146,456	$149,181	$353,244	$648,881	$438,952	$1,087,833
Investing activities	(74,186)	(681,584)	(58,857)	(814,627)	432,416	33,215	(402,512)	63,119	(90,102)	(26,983)
Financing activities	(122,234)	(84,235)	(73,878)	(280,347)	(80,782)	(830,657)	92,994	(818,445)	(453,228)	(1,271,673)

Quarterly Free Cash Flow (Non-GAAP)

	2025				2024
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2024
Cash flow from operating activities[1]	$157,474	$212,340	$424,245	$794,059	$146,456	$149,181	$353,244	$648,881	$438,952	$1,087,833
Less: Capital expenditures	(48,192)	(60,932)	(54,150)	(163,274)	(40,050)	(35,822)	(37,754)	(113,626)	(53,907)	(167,533)
Free cash flow	$109,282	$151,408	$370,095	$630,785	$106,406	$113,359	$315,490	$535,255	$385,045	$920,300

Cash flow from operating activities as a percentage of revenue	8.4%	10.4%	20.4%	13.2%	7.8%	7.7%	17.8%	11.2%	22.7%	14.0%

Cash flow from operating activities as a percentage of adjusted earnings from continuing operations	55.6%	63.1%	117.4%	80.9%	60.8%	51.3%	112.5%	76.7%	144.1%	94.6%

Free cash flow as a percentage of revenue	5.9%	7.4%	17.8%	10.5%	5.6%	5.8%	15.9%	9.2%	20.0%	11.9%

Free cash flow as a percentage of adjusted earnings from continuing operations	38.6%	45.0%	102.4%	64.3%	44.2%	39.0%	100.5%	63.3%	126.4%	80.0%

1 Q2, Q3, Q4 and FY 2024 include income tax payments of $56.0 million, $24.0 million, $23.4 million and $103.4 million, respectively, related to the gain on the disposition of De-Sta-Co. Q4 and FY 2024 also include income tax payments of $20.4 million related to the sale of a minority owned equity method investment.

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2025				2024
	Q1	Q2	Q3	Q3 YTD	Q1	Q2	Q3	Q3 YTD	Q4	FY 2024
BOOKINGS

Engineered Products	$264,538	$276,571	$273,278	$814,387	$329,925	$280,542	$284,823	$895,290	$276,487	$1,171,777
Clean Energy & Fueling	543,859	526,819	509,553	1,580,231	471,610	442,086	507,329	1,421,025	517,470	1,938,495
Imaging & Identification	288,169	292,092	292,229	872,490	278,433	288,641	281,289	848,363	295,784	1,144,147
Pumps & Process Solutions	499,287	530,158	510,960	1,540,405	473,632	461,426	448,074	1,383,132	473,548	1,856,680
Climate & Sustainability Technologies	395,623	384,246	415,099	1,194,968	453,086	406,269	332,503	1,191,858	378,774	1,570,632
Intersegment eliminations	(1,892)	(1,295)	(1,380)	(4,567)	(791)	(1,591)	(1,065)	(3,447)	(2,578)	(6,025)
Total consolidated bookings	$1,989,584	$2,008,591	$1,999,739	$5,997,914	$2,005,895	$1,877,373	$1,852,953	$5,736,221	$1,939,485	$7,675,706

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, management also discloses non-GAAP information that management believes provides useful information to investors. Adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, total segment earnings, total segment earnings margin, adjusted segment EBITDA, adjusted segment EBITDA margin, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of adjusted earnings from continuing operations and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for earnings from continuing operations, diluted earnings from continuing operations per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

The items described in our definitions herein, unless otherwise noted, relate solely to our continuing operations.

Adjusted earnings from continuing operations represents earnings from continuing operations adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits and gain/loss on dispositions. Purchase accounting expenses are primarily comprised of amortization of intangible assets. We exclude after-tax purchase accounting expenses because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. While we have a history of acquisition activity, our acquisitions do not happen in a predictive cycle. Exclusion of purchase accounting expenses facilitates more consistent comparisons of operating results over time. We believe it is important to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted earnings per share from continuing operations or adjusted earnings per share from continuing operations represents diluted earnings per share from continuing operations adjusted for the effect of purchase accounting expenses, restructuring and other costs/benefits and gain/loss on disposition.

Total segment earnings is defined as the sum of earnings before purchase accounting expenses, restructuring and other costs/benefits, gain/loss on dispositions, corporate expenses/other, interest expense, interest income and provision for income taxes for all segments. Total segment earnings margin is defined as total segment earnings divided by revenue.

Adjusted segment EBITDA is defined as segment earnings plus other depreciation and amortization expense, which relates to property, plant, and equipment and intangibles, and excludes amounts related to purchase accounting expenses and restructuring and other costs/benefits. Adjusted segment EBITDA margin is defined as adjusted segment EBITDA divided by revenue.

Management believes the non-GAAP measures above are useful to investors to better understand the Company’s ongoing profitability as they better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of adjusted earnings from continuing operations equals free cash flow divided by adjusted earnings from continuing operations. Management believes that free cash flow and free cash flow ratios are important measures of liquidity because they provide management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and trends between periods.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period and exclude de-bookings related to orders received in prior periods, if any. This metric is an important measure of performance and an indicator of revenue order trends.

We use the above operational metric in monitoring the performance of the business. We believe the operational metric is useful to investors and other users of our financial information in assessing the performance of our segments.